Exhibit 23.1


                   CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Old Second Bancorp, Inc. of our report dated January 16, 1997, included in the 1996 Annual Report to Shareholders of Old Second Bancorp, Inc.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-87722) pertaining to the Old Second Bancorp, Inc.
Long-Term Incentive Plan of our report dated January 16, 1997, with respect to the consolidated financial statements of Old Second Bancorp, Inc. incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1996.



                             /s/ Ernst & Young LLP


Chicago, Illinois
March 26, 1997



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                                                   Exhibit 23.1


                  CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Old Second Bancorp, Inc. on Form S-8 (File No. 33-87722) of our report, dated January 13, 1995, on our audits of the consolidated financial statements of Old Second Bancorp, Inc. for the year ended December 31, 1994, prior to the restatement for the 1995 pooling-of-interest, which report is incorporated by reference in this Annual Report on Form 10-K.



                                     /s/ Coopers & Lybrand, L.L.P.
                                     Coopers & Lybrand L.L.P.

Chicago, Illinois
March 25, 1997


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